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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

BIOSANTE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	58-2301143
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)
111 Barclay Boulevard
Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.0001	The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to Be Registered

The description of the registrant's common stock, par value $0.0001 per share, is incorporated by reference to the material under the section "Description of Capital Stock" in the registrant's registration statement on Form SB-2 as filed with the Securities and Exchange Commission on September 5, 2003, as amended, Commission Reg. No. 333-108550.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.
3.2	Amendment to Amended and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.
3.3	Bylaws of BioSante Pharmaceuticals, Inc.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.
	By:	/s/ STEPHEN M. SIMES Stephen M. Simes President and Chief Executive Officer
Dated: September 25, 2003

BIOSANTE PHARMACEUTICALS, INC.

REGISTRATION STATEMENT ON FORM 8-A

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.1 contained in BioSante's Registration Statement on Form SB-2 (Reg. No. 333-64218)
3.2	Amendment to Amended and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.	Filed herewith electronically
3.3	Bylaws of BioSante Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 3.2 contained in BioSante's Registration Statement on Form SB-2 (Reg. No. 333-64218)

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SIGNATURE